Exhibit 10.13(f)
FOURTH AMENDMENT TO THE
UNITED STATES CELLULAR CORPORATION
EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

WHEREAS, United States Cellular Corporation (the "Corporation") has adopted and maintains the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (Amended and Restated Effective January 1, 2008), as amended (the "Plan"), for the benefit of its officers and directors;

WHEREAS, pursuant to Section 8.1 of the Plan, the Senior Vice President-Chief Human Resources Officer of the Corporation may amend the Plan at any time and for any reason; and

WHEREAS, the Senior Vice President-Chief Human Resources Officer desires to amend the Plan's rules regarding mid-year participation in the Plan by newly eligible employees.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the date hereof, Section 3.2(b) of the Plan hereby is amended as follows:

(b) Special Rules for Certain Newly Eligible Employees. Notwithstanding the provisions of Section 3.2(a), a Newly Eligible Employee who is a newly hired employee may participate in the Plan during the Plan Year of his or her initial eligibility by submitting an Election Form within 30 days after the date he or she becomes eligible to participate in the Plan. Any such election to defer Base Salary for the Plan Year shall be given effect as of the second payroll occurring after the date of such election. Any such election to defer Bonus for the Plan Year shall apply solely to that portion of the Bonus equal to the total Bonus multiplied by the ratio of the number of days remaining in the quarterly or annual performance period, as applicable, subsequent to the date of such election over the total number of days in the performance period. For the avoidance of doubt, these special rules for certain Newly Eligible Employees shall not apply to Newly Eligible Employees who are newly promoted to a Plan-eligible position.

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IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment as of this 10th day of June, 2016.

/s/ Deirdre C. Drake
Deirdre C. Drake
Senior Vice President-Chief Human Resources Officer